Release:    Immediate     November 12, 2019

CP records best-ever month for Canadian grain transport

CALGARY – Canadian Pacific (TSX: CP) (NYSE: CP) moved more Canadian grain and grain products in October than any month in the company’s history, delivering 2.66 million metric tonnes (MMT) to market. The high-capacity grain hopper cars now serving in CP’s fleet helped to enable the record by increasing the amount of grain carried in each railcar.

“This record is a testament to ongoing collaboration with our customers and innovation within the grain supply chain,” said Joan Hardy, CP Vice-President Sales and Marketing, Grain and Fertilizers. “I thank our customers for their efforts, and the hard-working men and women of CP for delivering safely and efficiently for shippers, farmers and the broader economy.”

The October haul is the second time in calendar year 2019 that CP has set a monthly record for grain handled. In April, CP moved 2.64 MMT of Canadian grain and grain products to market, breaking the prior record.

The October record comes amid rising efficiency on CP’s grain network. On average, each CP hopper carried 1.2 metric tonnes of additional grain compared to a year earlier. CP now has more than 1,900 new high-capacity hopper cars in its fleet, with plans in place for another 1,400 cars by the end of 2020. The fleet will continue to grow in the years ahead as part of CP's $500 million commitment to invest in 5,900 new hopper cars. Shippers are able to load up to 10 percent more grain by weight and 15 percent more by volume in these cars compared to the older, less-efficient hopper cars they are replacing.

CP's 8,500-foot High Efficiency Product (HEP) train model, announced in 2018, is driving investment at terminals across CP’s grain franchise. This highly efficient operating model, combined with customer investments at terminals, generates significant new capacity for the supply chain. By the end of this crop year, more than 20 percent of CP’s Canadian grain volume will move under the HEP train model.

Note on forward-looking information
This news release contains certain forward-looking information and forward-looking statements (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes. This news release contains forward-looking information relating, but not limited to, the success of our business, our operations, priorities and plans, and anticipated financial and operational performance, including with respect to the growth in our high-capacity hopper car fleet in 2020 and beyond, capital expenditures, shipment capacity, labour and employment plans, and the timing, capacity and success of and continuing customer demand for, the HEP train model and associated facilities.

The forward-looking information contained in this news release is based on current expectations, estimates, projections and assumptions, having regard to CP's experience and its perception of historical trends, and includes, but is not limited to, expectations, estimates, projections and assumptions relating to: foreign exchange rates, effective tax rates, land sales and pension income; North American and global economic growth; commodity demand growth; sustainable industrial and agricultural production; commodity prices and interest rates; performance of our assets and equipment; sufficiency of our budgeted capital expenditures in carrying out our business plan; our ability to complete our capital and maintenance projects on the timelines anticipated; applicable laws, regulations and government policies; the availability and cost of labour, services and infrastructure; and the satisfaction by third parties of their obligations to CP. Although CP believes the expectations, estimates, projections and assumptions reflected in the forward-looking information presented herein are reasonable as of the date hereof, there can be no assurance that they will prove to be correct.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from those expressed or implied by forward-looking information. By its nature, CP's forward-looking information involves inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including, but not limited to, the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks associated with agricultural production, such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; climate change; and various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q.

The forward-looking information contained in this news release is made as of the date hereof. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, or the foregoing assumptions and risks affecting such forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

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